                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDMENT (the "AMENDMENT") to the Agreement and Plan of Merger (the "MERGER AGREEMENT;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of April 21, 2003, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation ("PURCHASER"), MICKEY ACQUIRING SUB, INC., a Delaware corporation and a wholly owned subsidiary of Purchaser ("MERGER SUB"), and MCK COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), is made as of the 21st day of April, 2003 by and among Purchaser, Merger Sub, and the Company (collectively, the "PARTIES").

                              W I T N E S S E T H:

         WHEREAS, the Parties have entered into the Merger Agreement, which provides, upon the terms and conditions set forth therein, for the Merger; and

         WHEREAS, the Parties have determined that the amount of Restricted Cash will not fluctuate prior to the estimated Effective Time and that it is possible, therefore, and in the best interest of the Parties, to provide certainty with respect to the calculation of the number of Purchaser Shares to be issued pursuant to Section 2.01(c) of the Merger Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the Parties do hereby agree as follows:

         SECTION 1. AGREEMENT AS TO MERGER AGREEMENT. The Parties agree that the amount of the Restricted Cash shall equal $2.0 million for purposes of
Section 2.01(c) of Merger Agreement.

         SECTION  2. REPRESENTATIONS AND WARRANTIES.

         (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser and Merger Sub that: (i) the Company has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Merger Agreement, as amended hereby; (ii) the execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action (other than shareholder approval as described in the Merger Agreement); and (iii) this Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (B) REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB. Purchaser and Merger Sub hereby jointly and severally represent and warrant to the Company that: (i) Purchaser and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment and to perform their respective obligations under the Merger Agreement, as amended hereby; (ii) the execution and delivery of this Amendment by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated by the Merger Agreement, as amended hereby, have been duly and validly authorized by all necessary corporate action (other than shareholder approval as described in the Merger Agreement); and (iii) this Amendment has been duly executed and delivered by Purchaser and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms.

         SECTION 3. EFFECT ON MERGER AGREEMENT. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. HEADINGS. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

         SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

         SECTION 6. COUNTERPARTS. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

         SECTION 7. ENTIRE AGREEMENT. This Amendment (together with the Merger Agreement and the Exhibits thereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.


                         [SIGNATURES ON FOLLOWING PAGE]


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
                  IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by its officer thereunto duly authorized, all as of the day and year above written.


                           VERSO TECHNOLOGIES, INC.


                           By:
                               -----------------------------------------------
                               Its:  Chief Executive Officer


                           MICKEY ACQUIRING SUB, INC.


                           By:
                               ------------------------------------------------
                               Its:  Chief Executive Officer


                           MCK COMMUNICATIONS, INC.


                           By:
                               -----------------------------------------------
                               Its:  Chief Executive Officer



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